SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 31, 2012

                                 NANO LABS CORP.
                                ----------------
                 (Name of Small Business Issuer in its charter)

         Colorado                   333-171658               84-1307164
    --------------------        -------------------       -------------------
  (State of incorporation)     (Commission File No.)      (IRS Employer
                                                          Identification No.)

                                  Calle 4, #37
                     Fraccionamiento Industrial Alce Blanco
                            Municipality of Naucalpan
                       Estado de Mexico, Mexico MCP 53520
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          (Address of principal executive offices, including Zip Code)

            Registrant's telephone number, including area code: 52-555-359-3446


                                       N/A
                     -------------------------------------
          (Former name or former address if changed since last report)




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[PG NUMBER]

3

Item 2.01. Completion of Acquisition or Disposition of Assets.

      On May 1, 2012 the Company entered into an agreement with Respect Innovations, Inc. ("Respect") relating to the acquisition from Respect of technology which uses microscopic particles to form solid laminates and chemical coatings.

      On July 31, 2012 the Company issued 100,000,000 shares of its common stock in exchange for an assignment of the nanotechnology. The Company plans to use this technology, known as "nanotechnology" to develop and manufacture various laminates and coatings for use on windows and surfaces. The Company believes that the nanotechnology has benefits such as heat retention, wind resistance, blast mitigation, ballistic resistance and smash resistance. Furthermore, the nanotechnology would allow for the imprint of radio frequency bands and other information into the laminate or coating for identification and tracking purposes. The laminates and coatings can be manufactured in any color.

      For more information regarding the agreement between the Company and Respect see the Company's report on Form 8-K filed on June 6, 2012.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 31, 2012              NANO LABS CORP.


                                 By: /s/ Barnardo Camacho Chavarria
                                     ------------------------------------
                                    Bernardo Camacho Chavarria, Chief
                                     Executive Officer